                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-NOV-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                              93-2A              93-2C               93-2D              93-2E.A
                                                     -----------------   -----------------   -----------------   -----------------
BEGINNING SECURITY BALANCE                           $   15,307,994.90   $   47,944,422.13   $   27,563,872.31   $   19,100,173.64
  Loans Repurchased                                                 --                  --                  --                  --
  Scheduled Principal Distribution                           27,608.81           86,156.63          318,832.32          211,894.41
  Additional Principal Distribution                           3,362.44           14,022.35           23,132.71            6,821.81
  Liquidations Distribution                                 405,928.23        2,108,824.86          414,036.22                  --
  Accelerated Prepayments                                           --                  --                  --                  --
  Adjustments (Cash)                                                --                  --                  --                  --
  Adjustments (Non-Cash)                                            --                  --                  --                  --
  Losses/Foreclosures                                               --                  --                  --                  --
  Special Hazard Account                                            --                  --                  --                  --
                                                     -----------------   -----------------   -----------------   -----------------
                          Ending Security Balance    $   14,871,095.42   $   45,735,418.29   $   26,807,871.06   $   18,881,457.42
                                                     =================   =================   =================   =================
INTEREST DISTRIBUTION:
Due Certificate Holders                              $       93,680.09   $      288,224.07   $      153,825.23   $      105,677.53
Compensating Interest                                         2,028.62            4,350.28            1,068.21                  --

  Trustee Fee (Tx. Com. Bk.)                                    172.21              599.31              344.55              206.92
  Pool Insurance Premium (PMI Mtg. Ins.)                            --                  --                  --            4,202.04
  Pool Insurance (GE Mort. Ins.)                              3,704.53                  --            4,437.78                  --
  Pool Insurance (United Guaranty Ins.)                             --                  --                  --                  --
  Backup for Pool Insurance (Fin. Sec. Assur.)                      --                  --                  --                  --
  Special Hazard Insurance (Comm. and Ind.)                     727.13                  --                  --                  --
  Bond Manager Fee (Capstead)                                   242.38              599.31              401.97              238.75
  Excess Compensating Interest (Capstead)                           --                  --                  --                  --
  Administrative Fee (Capstead)                                 414.63            1,997.79              861.37              676.54
  Administrative Fee (Other)                                        --                  --                  --                  --
  Excess-Fees                                                       --                  --                  --                  --
  Special Hazard Insurance (Aetna Casualty)                         --                  --                  --                  --
  Other                                                             --                  --                  --                  --
                                                     -----------------   -----------------   -----------------   -----------------
                                       Total Fees             5,260.88            3,196.41            6,045.67            5,324.25
                                                     -----------------   -----------------   -----------------   -----------------
 Servicing Fee                                                4,433.44           12,153.49            7,559.43            5,209.42
 Interest on Accelerated Prepayments                                --                  --                  --                  --
                                                     -----------------   -----------------   -----------------   -----------------
                      Total Interest Distribution    $      105,403.03   $      307,924.25   $      168,498.54   $      116,211.20
                                                     =================   =================   =================   =================
LOAN COUNT                                                          58                 189                 166                 111
WEIGHTED AVERAGE PASS-THROUGH RATE                            7.502645            7.322838            6.743324            6.639366

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-NOV-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                            93-2E.B              93-2G              1996-A              1996-B
                                                     -----------------   -----------------   -----------------   -----------------
BEGINNING SECURITY BALANCE                           $   56,750,364.98   $   82,344,422.76   $   12,308,846.07   $   24,576,566.89
  Loans Repurchased                                                 --                  --                  --                  --
  Scheduled Principal Distribution                           98,560.65          152,906.83           18,741.12           39,475.85
  Additional Principal Distribution                          10,106.65           41,467.39            2,447.89           11,204.93
  Liquidations Distribution                               1,564,869.47        1,621,305.65          194,884.87        3,348,307.90
  Accelerated Prepayments                                           --                  --                  --                  --
  Adjustments (Cash)                                                --                  --                  --                  --
  Adjustments (Non-Cash)                                            --                  --                  --                  --
  Losses/Foreclosures                                               --                  --                  --                  --
  Special Hazard Account                                            --                  --                  --                  --
                                                     -----------------   -----------------   -----------------   -----------------
                          Ending Security Balance    $   55,076,828.21   $   80,528,742.89   $   12,092,772.19   $   21,177,578.21
                                                     =================   =================   =================   =================
INTEREST DISTRIBUTION:
Due Certificate Holders                              $      332,094.58   $      482,158.85   $       77,962.04   $      138,551.38
Compensating Interest                                         3,483.80            7,256.97                  --                  --

  Trustee Fee (Tx. Com. Bk.)                                    614.80              926.37              153.86              307.20
  Pool Insurance Premium (PMI Mtg. Ins.)                     12,485.08                  --                  --            6,641.82
  Pool Insurance (GE Mort. Ins.)                                    --                  --            3,544.95                  --
  Pool Insurance (United Guaranty Ins.)                             --                  --                  --                  --
  Backup for Pool Insurance (Fin. Sec. Assur.)                      --                  --                  --              635.14
  Special Hazard Insurance (Comm. and Ind.)                         --                  --                  --                  --
  Bond Manager Fee (Capstead)                                   709.38            1,029.31                  --                  --
  Excess Compensating Interest (Capstead)                           --                  --              461.79            7,272.31
  Administrative Fee (Capstead)                               2,010.04            3,431.25              512.87            1,024.07
  Administrative Fee (Other)                                        --                  --                  --                  --
  Excess-Fees                                                       --                  --                  --                  --
  Special Hazard Insurance (Aetna Casualty)                         --                  --              282.07              710.68
  Other                                                             --                  --                  --                  --
                                                     -----------------   -----------------   -----------------   -----------------
                                       Total Fees            15,819.30            5,386.93            4,955.54           16,591.22
                                                     -----------------   -----------------   -----------------   -----------------
 Servicing Fee                                               14,851.93           20,132.20            3,296.96            7,358.70
 Interest on Accelerated Prepayments                                --                  --                  --                  --
                                                     -----------------   -----------------   -----------------   -----------------
                      Total Interest Distribution    $      366,249.61   $      514,934.95   $       86,214.54   $      162,501.30
                                                     =================   =================   =================   =================
LOAN COUNT                                                         206                 315                  48                  90
WEIGHTED AVERAGE PASS-THROUGH RATE                            7.095885            7.132225            7.600586            6.765048

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-NOV-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                            1996-C.1            1996-C.2            1996-C.3
                                                     -----------------   -----------------   -----------------
BEGINNING SECURITY BALANCE                           $    3,331,291.29   $    8,298,711.75   $    5,379,052.29
  Loans Repurchased                                                 --                  --                  --
  Scheduled Principal Distribution                            4,477.88           12,714.28            6,838.21
  Additional Principal Distribution                             147.07              319.61               39.45
  Liquidations Distribution                                 841,794.24          336,836.15                  --
  Accelerated Prepayments                                           --                  --                  --
  Adjustments (Cash)                                                --                  --                  --
  Adjustments (Non-Cash)                                            --                  --                  --
  Losses/Foreclosures                                               --                  --                  --
  Special Hazard Account                                            --                  --                  --
                                                     -----------------   -----------------   -----------------
                          Ending Security Balance    $    2,484,872.10   $    7,948,841.71   $    5,372,174.63
                                                     =================   =================   =================
INTEREST DISTRIBUTION:
Due Certificate Holders                              $       17,026.74   $       51,619.16   $       31,498.29
Compensating Interest                                               --              105.37                  --

  Trustee Fee (Tx. Com. Bk.)                                     41.64               69.16               44.83
  Pool Insurance Premium (PMI Mtg. Ins.)                            --                  --                  --
  Pool Insurance (GE Mort. Ins.)                                959.40                  --                  --
  Pool Insurance (United Guaranty Ins.)                             --                  --            2,003.70
  Backup for Pool Insurance (Fin. Sec. Assur.)                      --                  --                  --
  Special Hazard Insurance (Comm. and Ind.)                         --                  --                  --
  Bond Manager Fee (Capstead)                                       --                  --                  --
  Excess Compensating Interest (Capstead)                     2,996.87                  --            1,462.85
  Administrative Fee (Capstead)                                 166.55              172.87              226.43
  Administrative Fee (Other)                                        --                  --                  --
  Excess-Fees                                                       --                  --                  --
  Special Hazard Insurance (Aetna Casualty)                      76.34                  --              155.55
  Other                                                             --                  --                  --
                                                     -----------------   -----------------   -----------------
                                       Total Fees             4,240.80              242.03            3,893.36
                                                     -----------------   -----------------   -----------------
 Servicing Fee                                                1,041.03            1,914.94            1,680.92
 Interest on Accelerated Prepayments                                --                  --                  --
                                                     -----------------   -----------------   -----------------
                      Total Interest Distribution    $       22,308.57   $       53,881.50   $       37,072.57
                                                     =================   =================   =================
LOAN COUNT                                                          16                  41                  25
WEIGHTED AVERAGE PASS-THROUGH RATE                            6.133384            7.479406            7.353222